          LIMITED POWER OF ATTORNEY -- SECTION 16 REPORTING OBLIGATIONS

On this 28th day of September, 2016, the undersigned hereby constitutes and appoints T. Gaylon Layfield, III, Thomas W. Osgood and Ronald E. Davis, and any
other duly appointed executive officer of Xenith Bankshares, Inc. (the
"Company") with full power of substitution, as the undersigned's true and lawful authorized representative and attorney-in-fact to:

          i.   execute for and on behalf of the undersigned, in the
               undersigned's capacity as an officer or director or both of the
               Company, Forms 3, 4 and 5 (and any amendments thereto) in
               accordance with Section 16(a) of the Securities Exchange Act of
               1934, as amended (the "Exchange Act"), and the rules thereunder;

          ii.  do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such report on Form 3, Form 4 or Form 5, complete and execute any amendment or amendments thereto, and timely file such form with the U.S. Securities and Exchange Commission (the "SEC")
               and any securities exchange or similar authority; and

          iii. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such
               attorney-in-fact may approve in such attorney-in-fact's
               discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the
Company assuming, any of the undersigned's responsibilities to comply with, or any liability that may arise under, any provision of Section 16 of the Exchange
Act. Additionally, the undersigned shall remain responsible for the accuracy of all information provided to the Company in connection with the filing of reports pursuant to Section 16 of the Exchange Act.

The undersigned agrees that each such attorney-in-fact herein may rely entirely on information furnished orally or in writing by the undersigned to such attorney-in-fact. The undersigned also agrees to indemnify and hold harmless the
Company and each such attorney-in-fact against any losses, claims, damages or liabilities (or actions in these respects) that arise out of or are based upon any untrue statement or omission of necessary fact in the information provided by the undersigned to such attorney-in-fact for purposes of executing, acknowledging, delivering or filing Forms 3, 4 or 5 (including amendments thereto) and agrees to reimburse the Company and such attorney-in-fact for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action.

This Limited Power of Attorney supersedes any power of attorney previously executed by the undersigned regarding the purposes outlined in the first paragraph hereof, and the authority of the attorney-in-fact named in any such prior power of attorney is hereby revoked.

This Limited Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned (a) in a signed writing delivered to each of the foregoing attorneys-in-fact or (b) superseded by a new power of attorney regarding the purposes outlined in the first paragraph hereof dated as of a later date.

                            [signature page follows]

IN WITNESS WHEREOF, the undersigned has executed this Limited Power of Attorney as of the date above first written.

                                        Signed and acknowledged:

                                        Signed: /s/ Edward Grebow
                                                --------------------------------
                                                Edward Grebow